UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 2, 2025

KENTUCKY FIRST FEDERAL BANCORP

(Exact Name of Registrant as Specified in Its Charter)

United States	0-51176	61-1484858
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation or organization)		Identification No.)

655 Main Street, Hazard, Kentucky	41702
(Address of principal executive offices)	(Zip Code)

(502) 223-1638

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	KFFB	The NASDAQ Stock Market LLC

Item 5.02 Departure of Directors of Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 2, 2025, the Boards of Kentucky First Federal Bancorp (the “Company”) and First Federal Savings Bank of Kentucky, an indirect wholly-owned bank subsidiary of the Company (“First Federal of Kentucky”), appointed R. Clay Hulette as Chief Executive Officer of the Company and as President and Chief Executive Officer of First Federal of Kentucky, respectively. Such appointments remain subject to regulatory approval. Pending regulatory approval, Mr. Hulette will serve as interim President and Chief Executive Officer of First Federal of Kentucky. In connection with this transition, Don D. Jennings has been appointed Director of Operations of First Federal of Kentucky and will continue to serve as President of the Company and Chairman of the Board of Directors of First Federal of Kentucky.

Mr. Hulette, age 63, has served as a director of the Company since August 2024 and as a director of First Federal of Kentucky since January 2012. He previously served as Vice President, Treasurer and Chief Financial Officer of the Company from its inception in March 2005 until January 2024. Mr. Hulette also served as President of First Federal of Kentucky from March 2007 until 2013, and as Frankfort Area President of First Federal of Kentucky from 2013 until January 2024. From January 2025 until September 2025, Mr. Hulette continued to serve the Company and First Federal of Kentucky as a director, consultant, and part-time risk manager.

For his services to the Company and First Federal of Kentucky, Mr. Hulette will receive an annual salary of $185,000.

There are no arrangements or understandings with any person pursuant to which Mr. Hulette has been selected to serve as Chief Executive Officer of the Company and as President and Chief Executive Officer of First Federal of Kentucky. Mr. Hulette’s spouse, Teresa Hulette, serves as Executive Vice President of First Federal of Kentucky. Since July 1, 2024, Mrs. Hulette’s aggregate compensation has totaled approximately $141,800, and during the fiscal year ended June 30, 2024, Mrs. Hulette’s aggregate compensation totaled approximately $122,845. Mr. Hulette’s nephew, Tyler Eades, serves as Chief Financial Officer of the Company.

In connection with the foregoing, on October 2, 2025, (i) the Company provided written notice to Mr. Jennings that it would not renew his existing employment agreement, dated as of August 15, 2008, with the Company; and (ii) First Federal of Kentucky and Mr. Jennings entered into a letter agreement pursuant to which the parties agreed to the termination of Mr. Jennings’ employment agreement, dated as of August 15, 2008, with First Federal of Kentucky. No other changes were made to Mr. Jennings’ compensation or benefits in connection with the actions described above.

A copy of the Company’s press release announcing Mr. Hulette’s appointment by the Boards of Directors of the Company and First Federal of Kentucky is included as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits

99.1	Press Release dated October 8, 2025.
104	Cover Page Interactive Data File (formatted as Inline XBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KENTUCKY FIRST FEDERAL BANCORP

Date: October 8, 2025	By:	/s/ Tyler Eades
Tyler Eades
Vice President and Chief Finance Officer

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